                                                                    EXHIBIT 10.3

                    CONTRACTOR SERVICES AGREEMENT, AS AMENDED
                           BETWEEN UTMB AND EMSI, INC.

                                       FOR

                      MEDICAL WASTE INCINERATOR OPERATIONS
                                       AND
                  ON-SITE MEDICAL WASTE TRANSPORTATION SERVICES

                          CONTRACTOR SERVICES AGREEMENT

         This Services Agreement is made by and between THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON, a component of the University of Texas System which is an agency of the State of Texas (hereinafter referred to as UTMB) and BMI SERVICES, INC., 2925 Briarpark Drive, Suite 420, Houston, Texas 77042 (hereinafter referred to as Contractor), subject to the approval of University of Texas System Board of Regents.

                                   WITNESSETH:

         WHEREAS, UTMB desires to obtain medical waste management and disposal services; and

         WHEREAS, Contractor represents that it possesses the necessary qualifications and knowledge to perform these services;

         NOW THEREFORE, for the consideration herein expressed, UTMB and Contractor hereby agree as follows:

                        I. RESPONSIBILITIES OF CONTRACTOR

1.1 SERVICES. Contractor shall render such services as are set forth per the Special Conditions, dated October 26, 1995 incorporated herein as Attachment A.

                           II. TERM AND EFFECTIVE DATE

2.1 TERM. The services shall begin on December 8, 1995 (the "Effective Date") and shall continue for a period of sixty (60) months unless sooner terminated as provided in Sections 1.5 and 1.6 per the General Terms and Conditions, incorporated herein as Attachment B.

2.2 RENEWAL. The Agreement may be renewed upon mutual written agreement of the parties for a period not to exceed sixty (60) months once the initial term of the Agreement expires, under the same terms and conditions as set forth in the Agreement, as amended, unless terminated sooner as provided in the Agreement.

2.3 EFFECTIVE DATE. This Agreement shall be effective from the Effective Date provided that it is approved by the Board of Regents of the University of Texas System and shall continue in effect as described herein. The parties acknowledge and agree that although the contract may be executed by a UTMB Galveston official, it is not a legally binding contract until approved by the Board of Regents of the University of Texas System. UTMB will take all steps reasonable and necessary to have the contract approved by the Board of Regents in a timely manner.

                                  III. PAYMENT

3.1 PAYMENT FOR SERVICES. UTMB agrees to pay Contractor for services rendered by Contractor in accordance with the Rate Schedule dated October 26, 1995 incorporated herein as Attachment C.

                            IV. CONFLICTING DOCUMENTS

4.1 In the event of conflict, the parties agree that the documents should control in the following order: (1) Articles I through V of this instant document; (2) Special Conditions, dated October 26, 1995, Attachment A; (3) General Terms and Conditions, Attachment B; (4) Rate Schedule dated October 26, 1995, Attachment C; (5) UTMB Request for Proposal for Operation, Management and Maintenance of Medical Waste Incinerator, RFP 5-29, dated August 4, 1995, as amended, incorporated herein by reference as Attachment D; and (6) Contractor's Proposal dated September 7, 1995, incorporated herein by reference as Attachment E.

                            V. ACCEPTANCE OF FACILITY

5.1 By signing this Agreement, Contractor accepts UTMB's Incinerator Facility "As Is" and acknowledges that; a) the Incinerator facility is capable of being in compliance with TNRCC Permit No. MSW-2232, once construction of UTMB project #5144 is complete and materials handling equipment is installed, and
b) UTMB has made no representation or warranty of any kind either expressed or implied as to the condition of the incinerator facility except as expressly stated within the contract documents.




Executed this 11th day of December 1995

CONTRACTOR                                UTMB
                                          THE UNIVERSITY OF TEXAS
                                          MEDICAL BRANCH

/s/ STEVE CARROLL                         /s/ RICHARD S. MOORE
------------------------------------      -------------------------------------
By:      Steve Carroll                    Richard S. Moore
Title:   Vice President of Marketing      Vice President of Business Affairs



11 December 1995                          December 11, 1995
------------------------------------      -------------------------------------
Date                                      Date

                                  ATTACHMENT A

                               SPECIAL CONDITIONS
                             Dated, October 26, 1995

GENERAL

These Special Conditions and the referenced documents herein are intended to outline the services to be performed by the Contractor as required by UTMB for the operation, management and maintenance of UTMB's incinerator facility including the transport, management, and disposal of medical waste by Contractor.

It is not the intention to mention herein each and every minor item required. In the performance and delivery of services hereunder, the Contractor represents that it has the necessary knowledge, skill, abilities and resources to provide said services in accordance with the requirements hereof and within best industry standards and practices. Further, the Contractor represents that it is familiar with the scope and nature of work required by UTMB, and understands the conditions under which it will be obligated to operate. No allowance will be made consequently for any error or omissions, including, without limitations, negligence of the Contractor in this regard; however, not to be exercised unreasonably by UTMB.

1.2      CONTRACTOR'S RESPONSIBILITIES

         1.2.1 Except as otherwise expressly stated in this document, the Contractor shall, at its own expense, furnish and pay for all labor, materials, equipment tools, replacement parts, vehicles, utilities, and any other items and/or services necessary to properly operate, manage, repair and maintain UTMB's 'incinerator facility and to transport medical waste to the facility for disposal in strict conformance with UTMB's permit, TNRCC Permit No. MSW-2232 and Site Operating Plan, submitted on October 8, 1993 and subsequently revised July 26, 1994 and September 16, 1994. Contractor's responsibilities, as related to the utility infrastructure, starts at the points defined below: all electrical equipment down stream fi7orn the switchgear (excluding the switchgear and all equipment related to the TRANSVAC and waste compactor); the municipal water line from the shutoff valve at the equipment to the process equipment; the sewer line fi7om the process equipment to the city manhole; and the gas line from the meter to the process equipment (excluding the crematorium).

         1.2.2 The Contractor will pay to UTMB a Fixed Facility Use Fee in the amount of $30,000.00 per month and a Variable Facility Use Fee in the amount of $.01/pound per month for each pound of waste disposed of at UTMB's incinerator inclusive of UTMB's waste or the Guaranteed Volume (ref. Attachment C), whichever the greater. However, the Fixed Facility Use Fee may be suspended and credited to Contractor at a rate of $500 per day for each incinerator unit that is inoperable and unable to process waste, through no fault of Contractor and Contractor has had to redirect waste on an on-going basis to another facility for a period of greater than ten (10) days during a given calendar month, provided Contractor gives UTMB's Coordinator written notification immediately upon an occurrence of a downed/inoperable incinerator unit(s). Provided appropriate notice, this credit would start on the 11th day of shut down and continue until such time as unit is back on line.

         1.2.3 Routine Maintenance and/or Preventative Maintenance as required per the Site Operating Plan or Manufacturer's Specifications and all other repairs and maintenance, except as specified herein, will be performed by the Contractor as part of its operating expenses at no additional charge to UTMB. Repairs and/or replacement to Fixed Capital Equipment related to the incinerator facility (e.g., ID fan motor or Refractory) shall be performed and/or coordinated by Contractor with payment thereof by Contractor in accordance with the below schedule unless such repairs are the result of Contractor's negligence or misconduct or failure to properly maintain the equipment, in which event Contractor will be responsible for the cost, regardless of how much Contractor spent on repairs and maintenance that year.

Contractor will be responsible for a maximum limit of $180,000 per year for repairs and maintenance. Any funds not expended at the end of each year will automatically rollover into the next contact year to be added to the $180,000.00 limit. During the first year of the contract only, UTMB agrees to stair-step the limits of Contractor responsibility as volumes increase. The following chart will explain the schedule of payment responsibilities for the Contractor:



Volume Thresholds - lbs       7,200,000    9,300,000   11,400,000   13,500,000

(Total Facility Volume
including UTMB and
designated accounts)

Annual Limit                $120,000.00  $140,000.00  $160,000.00  $180,000.00

Quarterly Limit              $30,000.00   $35,000.00   $40,000.00   $45,000.00

         A. All maintenance performed will be documented properly and reported monthly to UTMB. In the event that required expenditures are less than the quarterly limit in any given quarter the residual will roll over into the next quarter. The Contractor's liability for repairs and maintenance shall in no event exceed the annual limit. In the event expenditures are in the excess of the quarterly or annual limit, UTMB will be liable for all such excess repairs and maintenance through direct payment or reimbursement through Facility Use Fee credit to Contractor. Contractor shall provide written notification to UTMB's Coordinator of any expenditure for repairs which exceed $ 10,000 with UTMB's approval required for any expenditures for repair when cumulative expenditures per a given quarter exceed the quarterly limit by $ 10,000.00. UTMB Will authorize such expenditures within 24 hours of written notice by Contractor's designated personnel. Non action for a period of 48 hours or more by UTMB after receipt of written notification shall entitle Contractor to proceed with repairs and deduct any expenditures in excess of the herein prescribed limit from the next Facility Use Fee payment with proper documentation of repairs and expenses.

         B. UTMB and Contractor agree to review the repair cost schedule after year three (3) of the contract term and to adjust the schedule and Contractor's annual limit for years 4 & 5 as appropriate. Also, at that time, if Contractor has expended less than the aggregate limit for repairs for years 1-3 then, Contractor shall reimburse UTMB for UTMB's expenditures relating to Fixed Capital Equipment made under this section. In the event, after reimbursement to UTMB, Contractor has not incurred repair expenses in excess of its aggregate limit (years 1-3) then, Contractor agrees to pay to UTMB one-half (50%) of the balance remaining. For the purpose of splitting any unexpended portion of the repair funds the maximum limit of Contractor's liability will be adjusted to the annual limit indicated in the above table based on the actual volume of waste disposal of per each year (years 1-3 respectively).

         1.2.4 The Contractor will actively market medical waste disposal services to non-UT System institution entities to be disposed at UTMB's incinerator facility for efficient utilization of the facility.

         1.2.5 The Contractor will actively market to UT System institutions (UTMB's Designated Accounts) medical waste collection, packaging and transportation services for medical waste to be disposed at UTMB's incinerator facility.

         1.2.6 The Contractor shall, at its own expense, be responsible for the proper disposal of medical waste and the transport thereof to an alternate site in the event UTMB's incinerator facility is not operable or the facilities capacity is exceeded for any reason.

         1.2.7 The Contractor agrees to pay any fines or penalties that may be imposed for Contractor's failure to comply with the permit and to indemnify UTMB against any and all costs in this regard. Contractor shall immediately notify UTMB of any correspondence to or from any regulatory agency regarding the permit and to cooperate with UTMB in connection with any permit amendment(s) UTMB may require. UTMB agrees to have an opacity monitoring system installed if it is deemed necessary to assure compliance with the permit. Until such time as an opacity monitoring system is installed UTMB will be responsible for any penalties assessed related to emission opacity.

         1.2.8 Contractor shall be responsible for all its parking arrangements and expenses/costs thereof. UTMB will not provide any parking facilities to Contractor or its personnel. UTMB will assist in providing free and clear access to the facility for waste related commercial vehicles and maintenance equipment.

         1.2.9 Contractor shall reimburse UTMB for all utility costs incurred by UTMB applicable to incinerator facility operations (exclusive of Trans-Vac and crematorium system usage). UTMB will bill Contractor for utilities based on actual utilities consumed at the actual rate(s) in effect for each utility, respectively. At its option, UTMB may, in the event UTMB receives a discounted utility rate by virtue of it being a university and educational institution and/or a public entity with such rate being lower than the commercial rate for such utility then, UTMB shall bill Contractor at the commercial rate in effect.

         1.2.10 Contractor will be responsible for, at its expense: ash removal; testing and disposal; Any damage caused by scrubber blow down due to high pH concentration as it enters the drainage system; and compliance report fees; and on any cost associated with environmental cleanup or disposal related to materials associated with the incinerator facility operations (e.g., caustic solutions, boiler waters, ash spillage, and spent refractory).

1.3      PERSONNEL

         1.3.1 The Contractor shall maintain a staff of properly trained and experienced personnel to ensure satisfactory performance under this Contract. If specific professional licenses are required to perform the services required, the Contractor will be responsible for ensuring personnel are in compliance. UTMB reserves the right to request the Contractor to remove any employee, not to be exercised unreasonably.

         1.3.2 The Contractor shall designate a project coordinator who shall be responsible for the coordination and administration of UTMB's account. The project coordinator shall represent the Contractor in all matters pertaining to the Contract and have the authority to resolve any and all problems/issues which may arise.

         1.3.3 It having been determined that the INDIVIDUALS NAMED IN THE CONTRACTOR'S PROPOSAL AND/OR SUCH OTHER INDIVIDUALS WHO ARE TO BE ASSIGNED TO WORK UNDER THIS CONTRACT AS A RESULT OF NEGOTIATIONS, are necessary for the successful performance of this Contract, the Contractor agrees that whenever for any reason, one or more of the aforementioned individuals are unavailable for performance under this Contract, the Contractor agrees to replace such individual(s) with an individual(s) of substantially equal abilities and qualifications, in this regard, the Contractor shall submit to the UTMB Coordinator in duplicate, a resume giving the full name, fide, qualifications, and experience, for all such successor personnel prior to assignment of such personnel to perform work under the Agreement, so that the UTMB Coordinator may decide whether or not such successor personnel meet the qualifications of the position, or whether or not they are qualified to perform work assigned, and advise the Contractor accordingly. If UTMB objects to any individual proposed to perform a particular service, then Contractor shall submit to the UTMB Coordinator, in the manner described above, the name(s) of other individuals for UTMB's consideration.

         1.4      CONTRACT SECURITY

         1.4.1 Within ten (10) days after notification of award of the Contract the Contractor must furnish to UTMB a bond of the type and in the amount specified below. Such bond to be in such form and with such surety as UTMB may approve. If any surety upon any bond furnished in connection with this Contract becomes insolvent, or otherwise not authorized to do business in this State, the Contractor shall promptly furnish equivalent security to protect the interests of the State of Texas in the prosecution of the work contemplated by this Contract.

         PERFORMANCE BOND: The Contractor, prior to signing the Contract, shall provide a Performance Bond in the amount of $200,000.00 conditioned upon the faithful performance of the Contract.

         1.4.2 Such Bond shall be executed a corporate surety duly authorized to do business in the State of Texas, acceptable to UTMB, and on forms approved by the Attorney General of Texas.

         1.4.3 If any surety upon any bond furnished in connection with the Contract becomes insolvent, or otherwise not authorized to do business in this State, the Contractor shall promptly furnish equivalent security to protect the interest of the State of Texas and of persons supplying labor, materials and/or equipment in the prosecution of the work contemplated by the Contract.

         1.4.4 Each bond shall be accompanied by a valid Power-of-Attorney (issued by the surety company and attached, signed and sealed, with the corporate embossed seal, to the bond) authorizing the agent who signs the bond to commit company to the terms of the bond, and stating (on the face of the Power-of-Attorney) the limit, if any, in the total amount for which he is empowered to issue a single bond.

         1.4.5 UTILITY SECURITY FUND. Upon receipt of the first utility statement submitted to Contractor by UTMB, Contractor will pay that amount plus an amount exactly equal to the statement amount to be placed in escrow. For each month thereafter, Contractor will pay each statement in full plus any additional amount necessary to maintain an escrow fund equal to the highest monthly utility statement received, to date, during the Contract term. UTMB will release any funds remaining in escrow sixty (60 days after contract termination).

         1.5      UTMB RESPONSIBILITIES

         1.5.1 UTMB will maintain ownership of the incinerator facility and equipment, as well as all rights and privileges associated with TNRCC Permit No. MSW-2332.

         1.5.2 UTMB will be responsible for maintenance and repair including all cost thereof for all electrical equipment and switchgear up to and including the switchgear breaker boxes, the municipal water line up to but not including the equipment shutoff valve, interior and exterior building lighting, storm water drain from the roof, and boiler feed water line up to but not including the low water cut-off. In addition, UTMB will provide maintenance/repair services on budding systems not associated with the incinerator equipment or associated equipment (A/C, Heat, Plumbing associated with bathrooms, offices, etc.) and building structure (wall, roof, floors -excluding painting of floors, etc.) unless such repairs are the result of an act or omission (including negligence) of the Contractor.

         1.5.3 UTMB will provide personnel to operate the crematorium in the building housing the incinerator facility and the Contractor will have no maintenance responsibility for the crematory equipment.

         1.5.4 Deleted (ref. 1.2.3.)

         1.5.5 UTMB will be responsible for the handling and transport to the incinerator facility of all medical waste generated by UTMB on its campus.

         1.5.6 The University of Texas Assistant Vice-President for Operations has been designated as UTMB's Contract Manager and shall represent UTMB in all matters pertaining to the contract and is responsible for the overall administration of the Contract.

         The UTMB Contract Manager shall decide all questions which may arise pertaining to the Contractor's performance of services and fulfillment of Contractor's obligations and responsibilities under the Contract.

         The UTMB Contract Manager may designate a project. coordinator who shall be responsible for coordinating with Contractor's personnel and address day to day operational matters pertaining to the Contract and Incinerator facility operations.

         1.6      FACILITY MODIFICATIONS, ENHANCEMENTS OR UPGRADES

         1.6.1 UTMB will be responsible for any modifications, upgrades or enhancements to the facility as a result of a regulatory compliance requirement or recommendation, at its own expense and discretion.

         1.6.2 Contractor may, from time to time, during the term of the Contract recommend to UTMB enhancements or modifications to the incinerator facility which will improve the facility's operational efficiency. UTMB will consider such recommendations on a case by case basis with payment thereof to be as mutually agreed upon in writing by UTMB and Contractor.

         1.7      TRANSPORTATION

         Each of UTMB's Designated Accounts, may at its option, assume responsibility for the packaging, handling and/or transport of the medical waste it generates and may at its sole discretion, contract for such services to third parties or perform such services itself. Contractor agrees to accept and dispose of the Designated Accounts medical waste at the contracted gate rate set forth in Attachment C.

         1.8      DISPUTE RESOLUTION

         If at any time there is a dispute between the parties regarding this Contract and the performance hereunder, the parties agree that they will within ten (10) days following mailing of written notice of a dispute, engage in good faith face-to-face negotiations in an attempt to resolve the dispute and shall, upon failing to negotiate resolution, choose a mutually agreeable third party neutral, who shall mediate the dispute between the parties. The mediator shall be a person qualified under the Texas Alternative Dispute Resolution Procedures Act and shall be appointed by a state district judge or the American Arbitration Association if the parties are unable to agree upon a qualified person. Mediation shall be non-binding and shall be confidential. The parties shall refrain from court proceedings during the mediation process insofar as it can do so without prejudicing its legal rights. The parties shall participate in good faith in accordance with the recommendations of the mediator and shall follow the procedures for mediation as suggested by the mediator. All expenses of mediation, except expenses of the individual parties, shall be shared equally by the parties. Each party shall be represented in the mediation by a person with authority to settle the dispute. If the parties are unable to resolve the dispute in mediation, then the parties shall resort to litigation in the District Court of Galveston County. IN NO CASE SHALL THE PROVISION OF THIS PARAGRAPH DELAY ANY OTHER TIME PERIODS SET FORTH IN THE CONTRACT EXCEPT BY THE WRITTEN AGREEMENT OF THE PARTIES.

                                  ATTACHMENT B
                          GENERAL TERMS AND CONDITIONS

1.1      GENERAL

         These General Terms and Conditions form and are made a part of UTMB and BMI, Inc. Agreement, dated December 8, 1995.

1.2      DEFINITIONS

         Whenever the following terms are used in these General Terms and Conditions or in the other Contract Documents the intent and meaning shall be interpreted as follows:

         CONTRACT DOCUMENTS The Contract Documents consist of the UTMB and Contractor Agreement, the Conditions of the Contract (General and Special Conditions), Specifications, Bid Proposal Form, Execution of Offer, Respondent's Questionnaire, and all Addenda issued prior to and any change orders issued after the execution of the Contract.

         UTMB shall mean The University of Texas Medical Branch at Galveston, a component institution of The University of Texas System.

         RESPONDENT shall mean the individual, partnership, corporation, or other entity responding to this RFP.

         CONTRACTOR shall mean the individual, partnership, corporation, or other entity awarded a Contract under this RFP, in accordance with the terms, conditions, and requirements herein.

         SUB-CONTRACTOR shall mean any individual, partnership, corporation, or other entity awarded a contract by the Contractor to perform a portion of the work under the Contract between UTMB and Contractor.

1.3      ENTIRE AGREEMENT

         The Contract Documents form the Contract, which represents the entire and integrated agreement between UTMB and the Contractor and supersedes all prior negotiations, representation or agreements, either written or oral. The Contract Documents are complementary, and what is required by any one document shall be as binding as if required by all.

         The terms and conditions of any purchase order, agreements, amendments, modifications, or other documents submitted by either party which conflict with, or in any way purport to amend or add to any of the terms and conditions of the Contract shall be of no force or effect, nor shall govern in any way the subject matter hereof, unless set forth in writing and signed by both parties.

1.4      TIME OF PERFORMANCE

         Time is of the essence in the rendering of services hereunder. Contractor agrees to perform all obligations and render services set forth in this Contract in accordance with the schedules herein and as mutually agreed upon between UTMB and Contractor during the term of this Contract.

1.5      DEFAULT

         This Contract may be canceled or terminated by either party upon a material default of the other party by issue of a written notice of material default indicating that if the fault is not cured within thirty (30) days of receipt of said notice, the non-defaulting party may cancel the Contract upon thirty (30) days written notice.

         Without limiting the foregoing, the following shall constitute a material breach by the Contractor, upon the occurrence of which the Contractor shall immediately notify UTMB; the Contractor ceases its business operation, makes a general assignment for the benefit of creditors, is adjudged bankrupt, or becomes insolvent.

         The cancellation of the Contract by either party, under any circumstances whatsoever, shall not effect or relieve the other party from any obligation or liability that may have been incurred or will be incurred pursuant to the Contract and such cancellation shall not limit any other right or remedy available to either party at law or in equity.

1.6      TERMINATION

A.       For Convenience:

         The Contract may be terminated, without penalty, by UTMB without cause by giving thirty (30) days written notice of such termination to the Contractor.

B. In no event shall such termination by UTMB as provided for under this Section give rise to any liability on the part of UTMB including, but not limited to, any claims of Contractor for compensation for anticipated profits, unabsorbed overhead, or interest on borrowing. UTMB's sole obligation hereunder is to pay the contractor for products and/or services ordered and received prior to the date of termination.

1.7      WARRANTIES

         In addition to all warranties provided for by law, Contractor hereby warrants and agrees that:

A. All goods and services covered by the Contract shall conform to the specifications, drawings, samples or other descriptions set forth in the Contract or otherwise furnished or adopted by UTMB, and shall be merchantable fit for the purpose intended, of best quality and workmanship, and free from all defects. UTMB shall have the right of inspection and approval, and may, at Contractor's expense, reject and return nonconforming goods or require re-performance of services, which are not in compliance with the requirements of the Contract. Defects shall not be deemed waived by UTMB's failure to notify Contractor upon receipt of goods or completion of services, or by payment of invoice.

B. All goods and/or services provided under the Contract shall meet or exceed the Standards established and promulgated under the Federal occupational Safety and Health Act (Public Law 91-596) and its regulations in effect or proposed as of the date of the Contract.

C. All goods delivered pursuant to the Contract shall conform to standards established for such goods in accordance with any applicable federal, state or local laws and regulations, unless otherwise indicated in the Contract.

D. The foregoing warranties shall survive acceptance of goods and performance of services under the Contract.

1.8      PAYMENT

         Contractor shall submit itemized invoices for all services furnished in accordance with the Contract. All charges for expenses which are permitted by the Contract must be supported by itemized receipts. Invoices must reference the UTMB purchase order number/contract number and must agree in every detail with the Contract. Following receipt of a properly submitted invoice, payment will normally be remitted within thirty (30) days. UTMB's suggested payment terms are 2% 10 NET 30

1.9      CONTRACT AMENDMENTS

         The Contract may be amended within the Contract period by mutual consent of the parties. No modification or amendment to the Contract shall be valid, and binding unless in writing and signed by both parties. All correspondence regarding modifications or amendments to the Contract must be forwarded to the UTMB Purchasing Department for review and, if satisfactory, approval.

1.10     INDEPENDENT CONTRACTOR STATUS

         The Contractor agrees that the Contractor and the contractor's employees and agents have no employer-employee relationship with UTMB. UTMB shall not be responsible for the Federal Insurance Contribution Act (FICA) payments, federal or state unemployment taxes, income tax withholding, Workers Compensation Insurance payments, or any other insurance payments, nor will UTMB furnish any medical or retirement benefits or any paid vacation or sick leave.

1.11     SUBCONTRACTORS

         The use of Subcontractors under this Contract is prohibited except with the express prior written authorization of UTMB. Subcontractors performing work hereunder and the payment thereof shall be the responsibility of the Contractor and shall be bound by the terms, conditions and requirements stated in the contract between UTMB and Contractor.

1.12     COMPLIANCE WITH LAW

         The Contractor is aware of, is fully informed about, and is in full compliance with its obligations under existing applicable law and regulations, including, without limitation, Title VI of the Civil Rights Act of 1964, as amended (42 USC 2000(D)), Executive Order 11246, as amended (41 CFR 60-1 and 60-2), Vietnam Era Veterans Readjustment Act of 1974, as amended (41 CFR 60-250), Rehabilitation Act of 1973, as amended (41 CFR 60-741), Age Discrimination Act of 1975 (42 USC 6101 et seq.), Non-segregated Facilities (41 CFR 60-1), Omnibus Budget Reconciliation Provision, Section 952, Fair Labor Standards Act of 1938, Sections 6, 7, and 12, as amended, Immigration Reform and control Act of 1986, and Utilization of Small Business concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals (PL 96-507), the Americans with Disabilities Act of 1990 (42 USC 12101 et seq.), the Civil Rights Act of 1991 and all laws and regulations and executive orders as are applicable.

1.13     UTMB'S RIGHT TO AUDIT

         At any time during the term of this Contract and for a period of four
(4) years thereafter UTMB or a duly authorized representative of UTMB, The University of Texas System, or the State of Texas, at its expense and at reasonable times, reserves the right to audit the Contractor's records and books relevant to all services provided under this Contract. In the event such an audit by UTMB reveals any errors/overpayments by UTMB, the Contractor shall refund UTMB the full amount of such overpayments within thirty (30) days of such audit findings, or UTMB, at its option, reserves the right to deduct such amounts owing to UTMB from any payments due Contractor.

1.14     ACCESS TO DOCUMENTS

         In accordance with Public Law 99-499 under TEFRA, Contractor agrees to allow, during and for a period of not less than four (4) years after the Contact term, access to this Contract and its books, documents, and records, and contracts between the Contractor and any Subcontractors or related organizations, including books, documents and records relating to same, by the comptroller General of the United States, the U.S. Department of Health and Human Services and their duly authorized representatives.

1.15     TITLE AND RISK OF LOSS

         The title and risk of loss of any goods received under this Contact shall not pass to UTMB until UTMB actually receives, takes possession and accepts the goods at the point or points of delivery.

1.16     ACCEPTANCE OF PRODUCTS AND SERVICES

         All products furnished and all services performed under this Contract shall be to the satisfaction of UTMB and in accordance with the specifications, terms, and conditions of the Contract. UTMB reserves the right to inspect the products furnished or the services performed, and to determine the quality, acceptability, and fitness of such products or services.

1.17     SALES AND USE TAX

         UTMB, as an agency of the State of Texas, qualifies for exemption from State and Local Sales and Use Taxes pursuant to the provisions of the Texas Limited Sales, Excise, and Use Tax Act. The contractor may claim exemptions from payment of applicable State taxes by complying with such procedures as may be prescribed by the State Comptroller of Public Accounts.

1.18     CERTIFICATE OF INSURANCE

         The Contractor shall, prior to commencement of work, provide UTMB with Certificates of Insurance in the below amounts and shall maintain such coverage in effect for the full duration of the Contract.

o    Worker's Compensation:
     Statutory

o    Comprehensive General Liability:
     $1,000,000.00 each occurrence
     $5,000,000.00 in the aggregate

o    Environmental Clean-up: (Pollution)
     $2,000,000.00 each occurrence

Comprehensive Automobile Liability
o    Bodily Injury:
     $100,000.00 each person
     $500,000.00 each occurrence

o    Property Damage:
     $100,000.00 each occurrence

o    Umbrella Coverage:
     $5,000,000.00

Certificates evidencing such coverage must be furnished to UTMB prior to the state of service. The Certificates shall be provided by the Insurance Carrier and name UTMB as holder and additional insured. Certificates shall not be cancelable without thirty (30) days prior written notice.

1.19     INDEMNIFICATION

         Contractor agrees to hold the State of Texas, the Board of Regents of the University of Texas System. UTMB, their officers, employees, and agents harmless from and indemnify each of them against any and all claims, actions, damages, suits, proceedings, judgments, and liabilities, except for attorney's fees, for personal injury, death or property damage, including any environmental harms, resulting from the acts or omissions of Contractor or the acts or omissions of others under Contractor's supervision and control.

         To the extent authorized by the Constitution and laws of the State of Texas, UTMB agrees to hold Contractor and its officers, employees, and agents harmless from and indemnify each against any and all claims, actions, damages, suits, proceedings, judgments, and liabilities, except for attorney's fees, for personal injury, death, or property damage, to the extent the same result from the acts or omissions of UTMB or acts or omissions of others under UTMB's supervision or control.

1.20     FORCE MAJEURE

         Neither UTMB nor the Contractor shall be required to perform any term, condition, or covenant of this Contract so long as such performance is delayed or prevented by acts of God, material or labor restriction by any governmental authority, civil riot, floods, hurricanes, or other natural disasters, or any other cause not reasonable within the control of UTMB or Contractor, and which by the exercise of due diligence UTMB or the Contractor is unable, wholly or in part, to prevent or overcome.

1.21     OTHER BENEFITS

         It is understood and agreed that no benefits, payments or considerations received by the Contractor for the performance of services associated with and pertinent to the contract shall accrue, directly or indirectly, to any employees, elected or appointed officers or representatives, or any other person identified as agents of, or who are by definition an employee of, the State.

1.22     NON-DISCLOSURE

         The Contractor and UTMB acknowledge that they or their employees may, in the performance of the contract, come into the possession of proprietary or confidential information owned by or in the possession of the other. Neither party shall use any such information for its own benefit or make such information available to any person, firm, corporation, or other organization, whether or not directly or indirectly affiliated with the Contractor or UTMB, unless required by law.

1.23     PUBLICITY

         The contractor agrees that it shall not publicize this Contract or disclose, confirm or deny any details thereof to third parties or use any photographs or video recordings of UTMB's employees or patients or use UTMB's name in connection with any sales promotion or publicity event or otherwise without the prior express written approval of UTMB except; a) Contractor may disclose to Customers or potential Customers of Contractor the names and location of the disposal site/Incinerator facility, and, b) may have customers or potential customer's of Contractor inspect the incinerator facility upon approval of UTMB's contact Manager.

1.24     SEVERABILITY

         If one or more provisions of the Contract, or the application of any provision to any party or circumstance, is held invalid, unenforceable, or illegal in any respect, the remainder of the Contract and the application of the provision to other parties or circumstances shall remain valid and in full force and effect.

1.25     NON-WAIVER OF DEFAULTS

         Any failure of UTMB at any time, or from time to time, to enforce or require the strict keeping and performance of any of the terms and conditions of this Contract, or to exercise a right hereunder, shall not constitute a waiver of such terms, conditions, or rights, and shall not affect or impair same, or the right of UTMB at any time to avail itself of same.

1.26     ASSIGNMENT

         Neither the Contact, nor any rights, and/or obligations of Contractor hereunder are assignable or transferable unless agreed to in writing by UTMB. UTMB shall not be required to recognize any assignment or subcontract made without its prior written approval, and any such assignment by Contractor shall be wholly void and ineffective for all purposes unless made in conformity with this Section.

         Contractor may assign payments due hereunder to a bonafide lending institution for the purpose of obtaining a loan or financing agreement, however, such assignment shall not relieve contractor of any of its obligation and/or liabilities under this Agreement or limit any rights of UTMB.

         Notwithstanding anything to the contrary, UTMB reserves the right to assign, in whole or in part, this agreement and any and all rights, duties and obligations pursuant to this agreement.

1.27     ASSIGNMENT OF OVERCHARGE CLAIMS

         The Contractor hereby assigns to UTMB any and all claims for overcharges associated with the Contract arising under the antitrust laws of the United States, 15 U.S.C.A., Sec. 1 et seq. (1973), or arising under the antitrust laws of the State of Texas, Texas Business and Commerce Code annotated, Sec. 15.01, et seq. (1967).

1.28     PATENT AND COPYRIGHT

         The Contractor shall pay any royalties, license fees, copyrights or trade and service marks required to perform the services required by this Contract, and agrees to defend and hold harmless the State of Texas, UTMB, the Board of Regents of the University of Texas System, its officers, employees and agents from and against any action arising from a claim that the services or products furnished and/or used by Contractor in the performance of this Contract infringes upon any patent, copyright, trade secret or trade/service mark, and agrees to pay those costs and damages finally awarded against UTMB.

1.29     TEXAS PUBLIC INFORMATION ACT

         All information, documentation, and other material submitted by the Contractor under this Contract is subject to public disclosure under the Texas Public Information Act (Article 6252 - 17a, V.T.C.S.). The Contractor is hereby notified that UTMB strictly adheres to this statute and the interpretations thereof rendered by the Courts and Texas Attorney General. The contractor shall be deemed to have knowledge of this law and how to protect its legitimate interests.

1.30     FREEDOM OF ACCESS AND USE OF FACILITIES

         The contractor's employees shall have reasonable and free access to use only those facilities of UTMB that are necessary to perform services under this Contract and shall have no right of access to any other facilities of UTMB.

1.31     OBSERVANCE OF UTMB RULES AND REGULATIONS

         The Contractor agrees that at all times its employees will observe and comply with all regulations relating to UTMB facilities, including but not limited to, no smoking, consideration for patients and their families, and parking and security regulations.

1.32     RECALL NOTICE

         The Contractor shall, immediately upon discovery of same, advise UTMB of any or all required replacement/modifications to equipment or component parts thereof or withdrawal of product by reason of safety hazard or recall regardless of the nature of same. Any verbal notification must be confirmed in writing within twenty-four (24) hours of such verbal notification. All such formal notices under this paragraph must be submitted to:

                  The University of Texas Medical Branch at Galveston
                  Attn:  Director of Purchasing
                  Administration Annex Building, Suite 3.202
                  Galveston, TX  77555-0105

                  (409) 772-2567

1.33     OTHER LIABILITIES

         The individuals signing on behalf of UTMB and the Contractor shall not be personally liable for the performance of any of the terms of the Contact, provided however, that they warrant their authority to sign on behalf of UTMB and the Contractor, respectively. No member, individually or collectively, of UTMB or the Board of Regents of the University of Texas System ("the State"), incurs or assumes any individual or personal liability by the execution of the Contract or by reason of default in the performance of any of the terms hereof. All such liability of the employees of the State and officers and directors of the Contractor, as such, is released as a condition of and in consideration of the execution of the Contract.

1.34     SECTION HEADINGS

         All section headings are for convenience of reference only and are not intended to define or limit the scope of any provisions of the Contract.

1.35     EXECUTION

         The Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, but all together shall constitute but one and the same Contact. It is also agreed that separate counterparts of the contract may separately be executed by the parties all with the same force and effect as if the same counterpart had been executed by all parties.

1.36     NOTICES

         Except as otherwise expressly provided, any notice required or permitted to be given shall be in writing and effective upon receipt and shall be sent by certified mail, return receipt requested, postage pre-paid, addressed as follows:

         If to Contractor, to the Contractor's last known mailing address.

If to UTMB:

         The University of Texas Medical Branch at Galveston
         Attn:  Vice President for Business Affairs
         Administration Building, Suite 621
         Galveston, TX  77555-0126

         cc:      The University of Texas Medical Branch at Galveston
                  Attn:  Director of Purchasing
                  Administration Annex Building, Suite 3.202
                  Galveston, TX  77555-0105

         The University of Texas Medical Branch at Galveston
         Attn:  Assistant Vice President for Operations
         301 University Boulevard
         Galveston, TX  77555-0800

1.37     GOVERNING LAW

         This Contract shall be construed and governed by the laws of the State of Texas.

                                      ATTACHMENT C
                                      RATE SCHEDULE

1.0 For waste disposal services furnished by contractor to UTMB, UTMB agrees to pay contractor as follows:

      1.1 Gate Rate for UTMB and UTMB's Designated Accounts shall be based on the progressive rate schedule, outlined below, with the Gate Rate adjusted quarterly upon review by UTMB and Contractor of the actual waste volume processed during the proceeding quarter.

            Progressive Rate Schedule - UTMB - (Prior to repairs being started on unit number two)

             Rate/Lb.           $.255       $.240       $.225       $.220
             Volume Milestone
             in lbs./quarter    1,140,000   1,890,000   2,640,000   3,390,000

      1.2 Transport rate for UTMB Designated Accounts shall be $2.00 per mile calculated based on the round trip distance from the designated site location to UTMB incinerator facility.

      1.3 Supplies (boxes and bags) furnished by Contractor upon request of UTMB or its designated accounts will be billed at $1.50 each.

      1.4 Any waste furnished to Contractor for transport requiring repackaging will be charged at $30.00 per box plus appropriate gate rate and transportation charges.

NOTES:

A) The volume milestones are exclusive of UTMB's waste and any UTMB Designated Account contracting through UTMB.

B) The above rates shall apply to all UTMB Designated Accounts who have contracted through UTMB.

C) Payment for services provided by Contractor to UTMB Designated Accounts shall be the responsibility of the Designated Account unless otherwise agreed to in writing by UTMB.

D) The above rates shall remain and not be subject to adjustment (escalation) for the initial thirty-six (36) months of the contract term. Thereafter, rates shall be subject to changes based on the adjustment formula defined in
Section 2.0, below.

E) Contractor to submit invoice by the fifth day of the month following services and UTMB shall make payment, net thirty (30) days upon UTMB's receipt of an acceptable and itemized invoice for Contractor. The invoice must reference the UTMB's contract number.

         2.0      Price Adjustments

         2.1 Gate Rate. The Gate Rate(s) in effect at the end of the thirty-sixth (36th) and forty-eighth (48th) month of the contract term, respectively, shall be subject to adjustments in accordance with the following formula:

                  2.1.a.   Utilities: Forty percent (40%) of the Gate
                           Rate(s) in effect at the end of months thirty-six
                           (36) and forty-eight (48), respectively are subject to adjustment based on utility rate increases. Utility rate adjustment will be calculated using the below formula.

         ADJUSTMENT = (GATE RATE) x (40%) x (Rate of Change 1,2 )

Note 1: Rate of Change (first adjustment period) is equal to the quotient of the billable utility rate in effect for each utility on the last day of the thirty-sixth (36th) month multiplied by the actual volume of utilities consumed during the third (3rd) year (months 25-36) of the Contract term divided by the billable utility rate for each utility established on the Contract Effective Date (Base Rate) multiplied by the actual volume of utilities consumed during the third (3rd) year (months 25-36) of the Contract term minus one (1).

Note 2: Rate of Change (second adjustment period) is equal to the quotient of the billable utility rate in effect on the last day of the forty-eighth
(48th) month for each utility multiplied by the actual volume of utilities consumed during the fourth (4th) year (months 37-48) of the Contract term divided by the billable utility rate established on the Contract Effective Date (Base Rate) multiplied by the actual volume of utilities consumed during the fourth (4th) year (months 37-48) of the Contract term minus one (1).

Note 3: Proportional share equals the percentage of UTMB's waste and waste for UTMB's Designated Accounts as compared to the total waste disposed of at the facility during the third (3rd) and fourth (4th) years of the Contract term, respectively.

 EXAMPLE:


------------------------------------------------------------------------------------------------------------------------
                             Rate                        Volume        Year 1           Year 3       Rate of
------------------------------------------------------------------------------------------------------------------------
                                                                       Extended Cost    Extended     Change
                                                                                        Cost
------------------------------------------------------------------------------------------------------------------------
Utilities Portion            Year 1        Year 3        Year 3
                             (a)           (b)           (c)           (d)              (e)
------------------------------------------------------------------------------------------------------------------------
Gas $/MCF                    Base          Bill          Aggregate     (a) * (c)        (b) * (c)
------------------------------------------------------------------------------------------------------------------------
                             Rate          Rate          Volume
------------------------------------------------------------------------------------------------------------------------
Electricity $/KWH            Base          Bill          Aggregate     (a) * (c)        (b) * (c)
------------------------------------------------------------------------------------------------------------------------
                             Rate          Rate          Volume
------------------------------------------------------------------------------------------------------------------------
Water$/1000 Gal              Base          Bill          Aggregate     (a) * (c)        (b) * (c)
------------------------------------------------------------------------------------------------------------------------
                             Rate          Rate          Volume
------------------------------------------------------------------------------------------------------------------------
                                                                       Total            Total        (e) (d) - 1
------------------------------------------------------------------------------------------------------------------------
UTMB Proportional Share  (UTNIB Waste - lbs / Total Facility Volume - lbs) (f)
------------------------------------------------------------------------------------------------------------------------

Adjustment Rate - Utilities                                                                          [(e)/(d)-l]*(f)
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                             Rate                 Volume               Year 1            Year 3             Rate of
------------------------------------------------------------------------------------------------------------------------
                                                                       Extended          Extended           Change
Utilities Portion            Year 1   Year 3      Year 3               Cost              Cost
------------------------------------------------------------------------------------------------------------------------
Gas $/N4CF                   2.00     2.25        900,000              1,800,000.00      2,025,000.00
------------------------------------------------------------------------------------------------------------------------
Electricity $1KWH            0.40     0.43        750,000              300,000.00        322,500.00
------------------------------------------------------------------------------------------------------------------------
Water$/1000 Gal              1.00     1.05        6,000,000            6,000.00          6,300.00
------------------------------------------------------------------------------------------------------------------------
Total:                                                                 2,106,000.00      2,353,800.00       11.77%
------------------------------------------------------------------------------------------------------------------------
 UTMB Proportional Share (e.g., 2,600,000- lbs. / 13,500,000 - lbs.) 19.26%
------------------------------------------------------------------------------------------------------------------------
Adjustment Rate - Utilities                                                                                 2.27%
------------------------------------------------------------------------------------------------------------------------

                  2.1.b. Labor: Sixty percent (60%) of the Gate Rate shall represent the labor portion subject to adjustment, and will be adjusted at a rate of four percent (4%) per annum, beginning the thirty-seventh (37th) month (year 4)

                  e.g. (Gate Rate) (60%)    (4% Annual Adjustment)

                  ($0.255) x (.6) x(.04) = $.006/lb.

         2.2 Transportation: The rate in effect at the conclusion of the thirty-sixth (36th) month and forty-eighth (48th) month shall be adjusted at a rate of four percent (4%) per annum, respectively.

         2.3 Supplies: The rate in effect at the conclusion of the thirty-sixth (36th) (Boxes/Bags) month and forty-eighth (48th) month shall be adjusted at a rate of four percent (4%) per annum, respectively.

         3.0      Volume Guarantee and Variable Rate Facility Use Fee

As part of the consideration under this Agreement, Contractor agrees to pay to UTMB a Variable Rate Facility Use Fee at a rate of $0.01 per pound based on the actual total volume of medical waste disposed of at the UTMB incinerator facility, or the Volume Guarantee, whichever the greater amount. The Variable Rate Facility Use Fee shall be paid by Contractor to UTMB on a monthly basis, in arrears, on or before the 15th day of the following month.

The Volume Guarantee shall be determined annually by UTMB and Contractor based on a review of the proceeding years' actual waste volume. In no event shall the volume guarantee be less than 4,560,000 lbs per year and once a higher volume level is established, it may not be reduced by Contractor during any subsequent annual period, except where circumstances arising from regulatory change which effect operations at the facility.

                                 FIRST AMENDMENT
                   TO THE CONTRACTOR SERVICE AGREEMENT BETWEEN
               THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON
                                       AND
                      ENVIROCLEAN MANAGEMENT SERVICES, INC.

This first amendment (the "First Amendment") is to the Contractor Service Agreement (the "Agreement") between The University of Texas Medical Branch at Galveston, a component institution of The University of Texas System which is an agency of the State of Texas, ("UTMB") and EnviroClean Management Services, Inc. ("EMSI), and which Agreement became effective on May 28, 1995.

         WHEREAS, UTMB and BMI Services, Inc. entered into the Agreement to provide medical waste disposal services for UTMB;

         WHEREAS, BMI Services, Inc. assigned its rights and responsibilities to EMSI on March 4, 1996;

         WHEREAS, the parties desire to amend the Agreement to establish certain financial terms, equipment repair responsibilities, and the period of performance covered;

         NOW THEREFORE, for and in consideration of the above-stated premises, the payments, and the covenants and agreements herein contained, UTMB and EMSI do agree that the Agreement is amended as follows:

1. Regardless of the date of the First Amendment's execution, the parties agree that the terms of the First Amendment shall be effective from the first day of April, 1996.

2. Section 2.2 is deleted in its entirety and replaced with the First Amendment's Section

          2.2 Renewal. The Agreement may be renewed upon mutual written agreement of the parties for a period not to exceed sixty (60) months once the initial term of the Agreement expires, under the same terms and conditions as set forth in the Agreement, as amended, unless terminated sooner as provided in the Agreement.

3. ATTACHMENT A, Section 1.2.2 is deleted in its entirety and replaced with the First Amendment's ATTACHMENT A, Section 1.2.2

         1.2.2.       Facility Use Fees

         1.2.2.1. FIXED FACILITY USE FEE. The Contractor will pay to UTMB a Fixed Facility Use Fee in the amount of $15,000 PER MONTH for the use of one incinerator unit. In the event Contractor utilizes both incinerators, an additional Fixed Facility Use Fee of $750 PER DAY will be due for each 24 hour period, or portion thereof, that the second unit is used by Contractor. This Daily Use Fee will begin being due when the total plant volume has exceeded 985,000 pounds in a single month. Once this threshold has been reached and from that point forward, the Daily Use Fee for the use of the second unit will be due for each 24 hours period in which the second unit is used. Payment to UTMB for this use will based on documented usage, supported by the computerized operations record for both units. Copies of the incinerator use graphs for the given month will be submitted in support of the payments.

         1.2.2.2. The Fixed Facility Use Fee shall be suspended and Contractor shall receive a credit at a rate of $500 per day if BOTH incinerator units are inoperable and unable to process waste, provided however that Contractor was not at fault in creating the inoperable condition and provided Contractor has had to redirect waste on an on-going basis to another facility for a period greater than ten (10) calendar days during any given calendar month. The ten calendar day period will begin running from 12:01 a.m. of the next morning following the day Contractor gives UTMB's Coordinator written notice that both incinerator units are down/inoperable. The credit will start on the 11th day of shut down and continue until such time as one unit is back in an operable condition.

         1.2.2.3 VARIABLE FACILITY USE FEE. Contractor will also pay to UTMB the greater amount of either a) a Variable Facility Use Fee in the amount of $0.01 per pound up to 985,000 pounds monthly, and for each additional pound of waste exceeding 985,000 pounds monthly, the variable facility use fee will be increased to $0.02 per pound for each pound, including UTMB's waste or b) the Guaranteed volume (ref. Attachment C).

4. ATTACHMENT A, Section 1.2.3, second paragraph is deleted in its entirety and replaced with the First Amendment's ATTACHMENT A, Section 1.2.3, second paragraph:

         Contractor will be responsible for a maximum limit of $90,000 per calendar year for repairs and maintenance. Any funds not expended at the end of each year will automatically rollover into the next year and shall increase by the rollover amount the $90,000 limit. During the period of April 1, 1996, to December 31, 1997 only, UTMB agrees to limit the Contractor's maintenance responsibility for each month to an amount not to exceed $5,000 per month. This limitation figure would be in addition to normal preventive maintenance costs, which remain the contractor responsibility completely. Additionally during the period of April 1, 1996 to December 31, 1997 only, UTMB and Contractor agree to share all repairs identified in the "Major Repairs Listing" (Attachment D) equally (50% Contractor and 50% UTMB responsibility), up to a maximum of $125,000 for the Contractor.

5. ATTACHMENT A, Section 1.2.3, paragraph B, last sentence is deleted in its entirety and replaced with the First Amendment's ATTACHMENT A, Section 1.2.3, paragraph B, last sentence:

         For the purpose of splitting any unexpended portion of the repair funds the maximum limit of Contractor's liability will be the sum of all maximum limits for Contractor's liability established for years 1-3 of the contract period.

6. ATTACHMENT A, Section 1.4.1, second paragraph, is deleted in its entirety and replaced with the First Amendment's ATTACHMENT A, Section 1.4.1, second paragraph:

                  PERFORMANCE BOND: Contractor shall provide a performance bond in the amount of $100,000.00 conditioned upon the faithful performance of the Contract. Subsequently, the performance bond may be replaced by an Irrevocable Letter of Credit in the amount of $70,000, subject to UTMB's approval as to source and form, and must be in force at all times during the term of this agreement and any extensions.

                         AGREEMENT BETWEEN UTMB AND ENVIROCLEAN

7. ATTACHMENT B, Section 1.6 is deleted in its entirety and replaced with the First Amendment's ATTACHMENT B, Section 1.6:

1.6      TERMINATION

         1.6.1. This Contract may be terminated by UTMB immediately without penalty and without cause by giving written notice of such termination to Contractor.

         1.6.2. This Contract may be terminated without penalty by Contractor without cause upon ninety (90) days written notice to UTMB; however, the parties agree that Contractor may not exercise its right to initiate termination under this Section until December 8, 1997.

         1.6.3. In no event shall such termination by UTMB or Contractor as provided for under this Section give rise to any liability on the part of UTMB or Contractor including, but not limited to, any claims of the non-terminating party for compensation for anticipated profits, unabsorbed overhead, or interest on borrowing. UTMB's sole obligation hereunder is to pay the Contractor for products and/or services ordered and received prior to the date of termination. Contractor's sole obligation hereunder is to pay UTMB for all Fixed and Variable Use Fees, utility expenses, and to maintain/repair the incinerator units in accordance with the terms of this Agreement to the date of termination.

8. ATTACHMENT C, Section 1. 1 and Section 1.2 is deleted in its entirety and replaced with the First Amendment's ATTACHMENT C, Section 1. 1 and Section 1.2:

         1.1 Gate Rate for UTMB shall be based on the progressive rate schedule, outlined below, with the Gate Rate adjusted quarterly upon review by UTMB and Contractor of the actual waste volume processed during the preceding quarter. Gate Rate for UTMB's Designated Accounts shall not exceed the progressive rate schedule below and shall be individually negotiated between Contractor and each Designated Account.

                  Progressive Rate Schedule

                  Rate/Lb.          $.225      $.225      $.225      $.220
                  Volume Milestone
                  in lbs./quarter   1,140,000  1,890,000  2,640,000  3,390,000

         1.2 Transport rate for UTMB from Huntsville, Texas shall not be greater than $2.00 per mile calculated on the round trip distance from the pickup site location to the UTMB incinerator facility. Each Designated Account shall have a transport rate not greater than $2.00 per mile calculated on the round trip distance from the pickup site location to the UTMB incinerator facility except in the event Contractor elects to negotiate lower rates with specific Designated Accounts.

9. First Amendment ATTACHMENT D is added to read as follows:

                                  ATTACHMENT D

                         MAJOR EQUIPMENT REPAIRS LISTING

         1.1 The parties agree that the following list of Major Equipment Repairs (the "List") represents the work required to bring both incinerator units back to operational status. Acceptance of any repair work by UTMB is subject to the reasonable approval of UTMB Contract Administrator. All repairs shall be completed no later than December 31, 1997; time is of the essence in completion of the repairs covered on the List. Changes and/or additions to the List shall only be effective if in writing and signed by the parties. All other repair/maintenance work on the facility shall be in accordance with the Routine Maintenance/Preventive Maintenance Section of the Agreement.

         1.2 Major Equipment Repairs are attached as Attachment 1.2:

         Except to the extent specifically modified by any property executed amendment, all the terms and conditions of the AGREEMENT are in full force and effect, and the parties by their signatures to this FIRST AMENDMENT do hereby confirm and adopt the AGREEMENT as amended in this FIRST AMENDMENT.

ENVIROCLEAN MANAGEMENT                    THE UNIVERSITY OF TEXAS MEDICAL
SERVICES, INC.                            BRANCH AT GALVESTON

By: /s/ JAY S. HOLSTINE                   /s/ RICHARD S. MOORE
--------------------------                ------------------------------------
                                          Richard S. Moore
Title: General Manager                    Vice President for Business Affairs
       -------------------

Date: December 17, 1996                   Date: October 31, 1996
      --------------------                ------------------------------------

                                 FIRST AMENDMENT
                   TO THE CONTRACTOR SERVICE AGREEMENT BETWEEN
               THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON
                                       AND
                      ENVIROCLEAN MANAGEMENT SERVICES, INC.

                         Major Equipment Repair Listing

                                 ATTACHMENT 1.2

UNIT 1 NECESSARY REPAIRS                        ESTIMATED COST
RAM FEED #1
-------------------------------------------------------------------------
Limit Switches                                                 $260.00
-------------------------------------------------------------------------
Hydraulic hoses                                                $200.00
-------------------------------------------------------------------------
Repair chamber (weld)                                          $300.00
-------------------------------------------------------------------------
High Temperature Hydraulic Seal                                $300.00
-------------------------------------------------------------------------

KILN #1
-------------------------------------------------------------------------
Calibration                                                    $550.00
-------------------------------------------------------------------------
Patch refractory                                             $2,000.00
-------------------------------------------------------------------------
Repair/replace bypass actuator & seals                       $2,000.00
-------------------------------------------------------------------------
Repair/replace fiber rotary seal                             $1,200.00
-------------------------------------------------------------------------

ASH SYSTEM #1
-------------------------------------------------------------------------
Position sensors                                               $150.00
-------------------------------------------------------------------------
Limit switches (2)                                             $250.00
-------------------------------------------------------------------------
Air solenoid                                                   $140.00
-------------------------------------------------------------------------
Gasket ring                                                    $150.00
-------------------------------------------------------------------------
Plumbing on cooling spray                                      $150.00
-------------------------------------------------------------------------
Hydraulic cylinders                                          $1,200.00
-------------------------------------------------------------------------
Remote switch for manual operation                             $200.00
-------------------------------------------------------------------------

BOILER #1
-------------------------------------------------------------------------
Replace tube cleaner nozzle arms                            $14,153.65
-------------------------------------------------------------------------
Replace elbow SS                                             $1,500.00
-------------------------------------------------------------------------

SCRUBBER #1
-------------------------------------------------------------------------
Diff. pressure transmitters (2)                              $1,600.00
-------------------------------------------------------------------------
Diff. pressure transmitter, quench                             $800.00
-------------------------------------------------------------------------
Pump bearings and seals (3)                                  $2,500.00
-------------------------------------------------------------------------
Piping repair                                                  $300.00
-------------------------------------------------------------------------

ID FAN #1
-------------------------------------------------------------------------
Draft control damper upgrade
-------------------------------------------------------------------------

Rubber sleeve                                                  $300.00
-------------------------------------------------------------------------
Shaft                                                          $800.00
-------------------------------------------------------------------------

CEMS UNIT #1
-------------------------------------------------------------------------
Chiller assembly                                             $4,800.00
-------------------------------------------------------------------------
Repair clogged sample line                                   $2,400.00
-------------------------------------------------------------------------

WASTE WATER RECOVERY SYSTEM
-------------------------------------------------------------------------
Replace pump                                                 $1,500.00
-------------------------------------------------------------------------
Level sensor switch                                          $1,000.00
-------------------------------------------------------------------------

CAUSTIC SYSTEM
-------------------------------------------------------------------------
Heater element and circuitry                                 $1,000.00
-------------------------------------------------------------------------
Temperature controller                                         $500.00
-------------------------------------------------------------------------
Heat tape and insulation                                     $1,600.00
-------------------------------------------------------------------------
Re-build kit for pump                                          $600.00
-------------------------------------------------------------------------
SUBTOTAL                                                    $44,503.65



UNIT 1 NECESSARY UPGRADES                       ESTIMATED COST
ID FAN #1
-------------------------------------------------------------------------
Vibration switch                                               $600.00
-------------------------------------------------------------------------
Draft control damper                                         $9,000.00
-------------------------------------------------------------------------

SCRUBBER
-------------------------------------------------------------------------
Strip chart recorder                                           $700.00
-------------------------------------------------------------------------
% Solids monitor                                             $3,000.00
-------------------------------------------------------------------------
Caustic metering pump                                        $2,700.00
-------------------------------------------------------------------------

KILN #1
-------------------------------------------------------------------------
Emergency dump stack gate                                   $20,000.00
-------------------------------------------------------------------------
PLC programming                                              $3,000.00
-------------------------------------------------------------------------
Flame safety self-check                                      $1,000.00
-------------------------------------------------------------------------
Actuator for sec. combustion air                               $300.00
-------------------------------------------------------------------------

BOILER #1
-------------------------------------------------------------------------
Air compressor for sootblower, 60 HP                        $14,000.00
-------------------------------------------------------------------------
Compressor air dryer                                         $4,000.00
-------------------------------------------------------------------------
Air tank, 240 gallon                                         $1,030.00
-------------------------------------------------------------------------
Chemical additive pump                                         $400.00
-------------------------------------------------------------------------
Ludlum scintillation monitor                                 $1,500.00
-------------------------------------------------------------------------
Ash shroud                                                   $1,500.00
-------------------------------------------------------------------------
SUBTOTAL                                                    $62,730.00



UNIT 2 NECESSARY REPAIRS                        ESTIMATED COST
RAM FEED #2
-------------------------------------------------------------------------
Limit switches                                                 $260.00
-------------------------------------------------------------------------
Hydraulic hoses                                                $200.00
-------------------------------------------------------------------------
Hydraulic cylinder                                             $410.00
-------------------------------------------------------------------------

KILN #2
-------------------------------------------------------------------------
Replace burner control assembly                              $3,900.00
-------------------------------------------------------------------------
Calibration                                                    $550.00
-------------------------------------------------------------------------
T/C transmitter assembly                                     $3,140.00
-------------------------------------------------------------------------
Blast gates & quartz glass                                     $900.00
-------------------------------------------------------------------------
Replace PCC burner block assemblies                          $2,600.00
-------------------------------------------------------------------------
Spray nozzles                                                  $300.00
-------------------------------------------------------------------------
Replace missing combustion hardware                          $1,545.00
-------------------------------------------------------------------------
Patch refractory                                             $5,000.00
-------------------------------------------------------------------------

ASH SYSTEM #2
-------------------------------------------------------------------------
Gasket ring                                                    $150.00
-------------------------------------------------------------------------
Limit switches                                                 $135.00
-------------------------------------------------------------------------
Plumbing in cooling spray                                      $150.00
-------------------------------------------------------------------------

BOILER #2
-------------------------------------------------------------------------
Replace tube cleaner nozzle arms                            $14,153.65
-------------------------------------------------------------------------
Reinstall soot blowers & blowdown                            $5,200.00
-------------------------------------------------------------------------
Steam gage                                                     $500.00
-------------------------------------------------------------------------
Hydrotest                                                      $800.00
-------------------------------------------------------------------------

SCRUBBERS #2
-------------------------------------------------------------------------
Entrainment separator level controller                         $550.00
-------------------------------------------------------------------------
Entrainment separator gage                                      $50.00
-------------------------------------------------------------------------
pH probe & controller                                        $1,200.00
-------------------------------------------------------------------------
Control panel relay                                             $55.00
-------------------------------------------------------------------------
Solenoid & valve on water line                                 $125.00
-------------------------------------------------------------------------

ID FAN #2
-------------------------------------------------------------------------
Rotor and shaft                                             $16,900.00
-------------------------------------------------------------------------
Installation labor                                           $1,920.00
-------------------------------------------------------------------------
Balancing                                                      $500.00
-------------------------------------------------------------------------

CEMS UNIT #2
-------------------------------------------------------------------------
Refurbish O2 & CO analyzers                                 $16,280.00
-------------------------------------------------------------------------
Sample probe                                                 $4,000.00
-------------------------------------------------------------------------
Chiller assembly                                             $4,800.00
-------------------------------------------------------------------------


-------------------------------------------------------------------------
A/C assembly                                                 $2,000.00
-------------------------------------------------------------------------
SUBTOTAL                                                    $88,273.65


UNIT 2 NECESSARY UPGRADES                       ESTIMATED COST
ID FAN #2
-------------------------------------------------------------------------
Vibration switch                                               $600.00
-------------------------------------------------------------------------
Damper                                                       $9,000.00
-------------------------------------------------------------------------

SCRUBBER #2
-------------------------------------------------------------------------
Strip chart recorder                                           $700.00
-------------------------------------------------------------------------
% Solids monitor                                             $3,000.00
-------------------------------------------------------------------------
Caustic metering pump                                        $2,700.00
-------------------------------------------------------------------------

KILN #2
-------------------------------------------------------------------------
Emergency dump stack gate                                   $20,000.00
-------------------------------------------------------------------------
Install equipment to improve flame stability &               $5,645.00
adjustment
-------------------------------------------------------------------------
SUBTOTAL                                                    $41,645.00

GRAND TOTAL                                                $237,052.30


                                SECOND AMENDMENT
                   TO THE CONTRACTOR SERVICE AGREEMENT BETWEEN
               THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON
                                       AND
                      ENVIROCLEAN MANAGEMENT SERVICES, INC.

This second amendment (the "Second Amendment") is to the Contractor Service Agreement (the "Agreement") between The University of Texas Medical Branch at Galveston, a component institution of The University of Texas System which is an agency of the State of Texas, ("UTMB") and EnviroClean Management Services, Inc. ("EMSI"), and which Agreement became effective on December 8, 1995.

         WHEREAS, UTMB and BMI Services, Inc. entered into the Agreement to provide medical waste disposal services for UTMB;

         WHEREAS, BMI Services, Inc. assigned its rights and responsibilities to EMSI on March 4, 1996;

         WHEREAS, the parties amended the Original Agreement in the FIRST AMENDMENT and;

         WHEREAS, the parties desire to amend the First Amendment in this Second Amendment to correct the effective date of the Agreement from May 28, 1995 to the correct effective date of December 8, 1995;

         WHEREAS, the parties also desire to amend the Agreement in this Second Amendment to establish certain financial terms, equipment repair responsibilities, and the period of performance covered;

         NOW THEREFORE, for and in consideration of the above-stated premises, the payments, and the covenants and agreements herein contained, UTMB and EMSI do agree that the Agreement is amended as follows:

1. First Amendment's Attachment B, Section 1.6 is deleted in its entirety and replaced with the Second Amendment's Attachment B, Section 1.6

         1.6      Termination

         1.6.1. This Contract may be terminated by UTMB without penalty and without cause upon three (3) years written notice of such termination to EMSI.

         1.6.2. This contract may be terminated without penalty by EMSI without cause upon three (3) years written notice to UTMB.

         1.6.3. In no event shall such termination by UTMB or EMSI as provided for under this Section give rise to any liability on the part of UTMB or Contractor including, but not limited to, any claims of the non-terminating party for compensation for anticipated profits, unabsorbed overhead, or interest on borrowing. UTMB's sole obligation hereunder is to pay the Contractor for products and/or services ordered and received prior to the date of termination. Contractor's sole obligation hereunder is to pay UTMB for all Fixed and Variable Use Fees, utility expenses, and to maintain/repair the incinerator units in accordance with the terms of this Agreement to the date of termination.

2. First Amendment's ATTACHMENT A, Section 1.2.2 sub-section 1.2.2.1 is deleted in its entirety and replaced with the Second Amendment's ATTACHMENT A, Section 1.2.2 sub-section 1.2.2.1:

         1.2.2.   Facility Use Fees

         1.2.2.1. FIXED FACILITY USE FEE. EMSI will pay to UTMB a Fixed Facility Use Fee in the amount of $15,000 per month for the use of one incinerator unit. In the event Contractor utilizes both incinerators, an additional Fixed Facility Use Fee of $750 per day will be due for each 24 hour period, or portion thereof, that the second unit is used by Contractor. This Daily Use Fee will begin being due when the total plant volume has exceeded 985,000 pounds in a single month. Once this threshold has been reached and from that point forward, the Daily Use Fee for the use of the second unit will be due for each 24 hours period in which the second unit is used. Payment to UTMB for this use will based on documented usage, supported by the computerized operations record for both units. Copies of the incinerator use graphs for the given month will be submitted in support of the payments. Each month, for up to four consecutive 24 hour periods, the contractor shall have use of the second unit without a daily use fee for the purpose of performing maintenance on the other operating unit. For this credit to be given the number one unit (or primary unit) must be operational and only down for normal preventive maintenance and the monthly facility fees for the first unit must have been paid to UTMB and all of the contractors accounts current with UTMB.

3. First Amendment's ATTACHMENT C, Section 1.1 and Section 1.2 is deleted in its entirety and replaced with the Second Amendment's ATTACHMENT C, Section
1. 1:

         1.1 Gate Rate for UTMB shall be based on the progressive rate schedule, outlined below, with the Gate Rate adjusted quarterly upon review by UTMB and EMSI of the actual waste volume processed during the preceding quarter. In return for the capital investment required from UTMB to complete the repairs on the second incinerator unit, the contractor agrees to reduce the gate rate for UTMB to a rate not exceed .225 cents per pound for the remainder of the contract term. Should the total plant volume exceed the original threshold volume of 3,390,000 pounds per quarter UTMB's gate rate will still reduce further to .220 per pound as originally agreed. The new gate rate will commence once repairs are started on the number two unit. Repairs on unit number two are to be completed within three months of the actual work start date.

                  Progressive Rate Schedule - UTMB - (Prior to repairs being started on unit number two)

                   Rate/Lb.         $.225      $.225      $.225      $.220
                   Volume Milestone
                   in lbs./quarter  1,140,000  1,890,000  2,640,000  3,390,000

                  Progressive Rate Schedule - UTMB - (After repairs are started on unit number two)

                   Rate/Lb.         $.225      $.225      $.225      $.220
                   Volume Milestone
                   in lbs./quarter  1,140,000  1,890,000  2,640,000  3,390,000

                  Gate Rate for UTMB's Designated Accounts shall not exceed the progressive rate schedule below and shall be individually negotiated between EMSI and each Designated Account.

                  Progressive Rate Schedule - Designated Accounts

                   Rate/Lb.          $.255      $.240      $.225      $.220
                   Volume Milestone
                   in lbs./quarter   1,140,000  1,890,000  2,640,000  3,390,000


4. New Second Amendment Section 6.1 is added to read as follows:

                    VI. ON SITE MEDICAL WASTE TRANSPORTATION

6.1 EMSI agrees to assume full responsibility for the labor and equipment and supplies necessary for the transportation of medical waste and special waste to the Services Building from the various designated pick-up sites on the Galveston Campus. EMSI agrees to perform this service using TNRCC approved vehicles and properly trained personnel. In return for these services UTMB agrees to pay EMSI a flat fee of $6,000 per month. EMSI agrees to resolve any waste accumulation problems within two hours of being notified by UTMB.

Except to the extent specifically modified by any property executed amendment, all the terms and conditions of the AGREEMENT and the FIRST AMENDMENT are in full force and effect, and the parties by their signatures to this SECOND AMENDMENT do hereby confirm and adopt the AGREEMENT as amended in this SECOND AMENDMENT.

ENVIROCLEAN MANAGEMENT                  THE UNIVERSITY OF TEXAS MEDICAL
SERVICES, INC.                          BRANCH AT GALVESTON

By: /s/ MATTHEW H. FLEEGER              /s/ RICHARD S. MOORE
----------------------------            ------------------------------------
                                        Richard S. Moore
Title: President                        Vice President for Business Affairs
----------------------------

Date: May 8, 1998                       Date: May 12, 1998
----------------------------                  ------------------------------

                                THIRD AMENDMENT
                                    TO THE
                         CONTRACTOR SERVICE AGREEMENT
                                    BETWEEN
              THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON
                                      AND
                     ENVIROCLEAN MANAGEMENT SERVICES, INC.

This third amendment (the "Third Amendment") is to the Contractor Service Agreement (the "Agreement" or the "Contract") between The University of Texas Medical Branch at Galveston, a component institution of The University of Texas System which is an agency of the State of Texas, ("UTMB") and EnviroClean Management Services, Inc. ("EMSI"), and which Agreement became effective on December 8, 1995.

        WHEREAS, UTMB and BMI Services, Inc. entered into the Agreement to provide medical waste disposal services for UTMB;

        WHEREAS, BMI Services, Inc. assigned its rights and responsibilities to EMSI on March 4, 1996;

        WHEREAS UTMB and EMSI, INC. amended the Original Agreement in the FIRST AMEMDMENT and;

        WHEREAS UTMB and EMSI, INC. amended the Original Agreement in the SECOND AMEMDMENT and;

        WHEREAS, the parties desire to amend the Agreement to recognize UTMB's decision to exercise its option to extend the Agreement's term and restructure equipment repair and maintenance responsibilities;

        NOW THEREFORE, for and in consideration of the above-stated premises, the payments, and the covenants and agreements herein contained, UTMB and EMSI do agree that the Agreement is amended as follows:

1. Section 1.1 of the Agreement, including the Attachment A of the agreement is deleted in its entirety and is replaced by the Third Amendment's
Section 1.1, including the Third Amendment's Attachment A, as follows:

        1.1 SERVICES. Contractor shall render such services as are set forth in the Special Conditions, dated December 8, 2000 and incorporated herein as Third Amendment, Attachment A.

2. The Section 2.1 of the Agreement is deleted in its entirety and is replaced by the Third Amendment's Section 2.1 as follows:

        2.1 TERM. The parties acknowledge that performance began on December 8, 1995. Regardless of the date of execution of this Third Amendment, the Contractor's services shall continue for a period of sixty (60) months beginning on December 8, 2000 and ending on December 8, 2005.

3. Section 3.1 of the Agreement, including its Attachment C of the Agreement, is deleted in its entirety and is replaced by the Third Amendment's
Section 3.1, and the Third Amendment's Attachment C, as follows:

        3.1 PAYMENT FOR SERVICES. UTMB agrees to pay Contractor for services rendered by Contractor in accordance with the Rate Schedule dated December 8, 2000 incorporated herein as Third Amendment, Attachment C.

4. The Second Amendment's Attachment B, Section 1.6 is deleted in its entirety and is replaced with the Third Amendment's Attachment B Section 1.6 as follows:

        1.6     Termination Without Cause.

        1.6.1. Either party without cause and without penalty may terminate this Contract upon written notice of such termination to the other party. Neither party shall be relieved of its contractual obligations during the phase-out period, and Contractor shall at all times provide services contemplated in the Agreement during the phase-out period in good faith. The phase-out period shall end on the earlier of:

        1.6.1.1.1. Three hundred sixty five (365) calendar days from the date of written notice of such termination, or
        1.6.1.1.2.      December 8, 2005, or
        1.6.1.1.3.      A date mutually agreed to in writing by the parties

        1.6.2. If Contractor terminates the Agreement pursuant to this Section, it shall pay UTMB any unpaid portion of the Capital Renewal Fee identified in Third Amendment, Attachment A, Section 1.2.3 within sixty (60) days preceding the termination date.

        1.6.3. In no event shall termination under this Section give rise to any liability on the part of either UTMB or Contractor including, but not limited to, any claims of the non-terminating party for compensation for anticipated profits, claims of third parties, or interest on borrowing.

5.      Attachment D is deleted in its entirety.

Except to the extent specifically modified by any properly executed amendment, all the terms and conditions of the AGREEMENT as amended are in full force and effect, and the parties by their signatures to this THIRD AMENDMENT do hereby confirm and adopt the AGREEMENT as amended in this THIRD AMENDMENT.

ENVIROCLEAN MANAGEMENT                  THE UNIVERSITY OF TEXAS
SERVICES, INC.                          MEDICAL BRANCH AT GALVESTON



By: ______________________________      ______________________________
                                        Richard S. Moore
Title: ____________________________     Vice President for Business Affairs

Date: ____________________________      Date: ___________________________

                               Third Amendment
                                ATTACHMENT A

                             SPECIAL CONDITIONS
                           Dated, December 8, 2000

1.1       GENERAL

These Special Conditions and the referenced documents herein are intended to outline the services to be performed by the Contractor as required by UTMB for the operation, and management of UTMB's incinerator facility including the transport, management, and disposal of medical waste by Contractor.

It is not the intention to mention herein each and every minor item required. In the performance and delivery of services hereunder, the Contractor represents that it has the necessary knowledge, skill, abilities and resources to provide said services in accordance with the requirements hereof and within best industry standards and practices. Further, the Contractor represents that it is familiar with the scope and nature of work required by UTMB, and understands the conditions under which it will be obligated to operate. No allowance will be made consequently for any error or omissions, including, without limitations, negligence of the Contractor in this regard; however, not to be exercised unreasonably by UTMB.

1.2       CONTRACTOR'S RESPONSIBILITIES

1.2.1 General. Except as otherwise expressly stated in this Attachment A, the Contractor shall, at its own expense, furnish and pay for all labor, materials, equipment, tools, vehicles, utilities, and any other items and/or services necessary to properly operate and manage UTMB's incinerator facility and to transport medical waste to the facility for disposal in strict conformance with UTMB's permit, TNRCC Permit No. MSW-2232 and the Site Operating Plan submitted on October 8, 1993 and subsequently revised July 26, 1994 and September 16, 1994 and all future revisions as may be required. Contractor's utility responsibilities are limited to the utilities required to operate the building equipment, and the processing equipment used for the disposal of all waste. This includes all utilities (natural gas, electricity, water and sewer) required in the building with the exception of the electricity used for the TRANSVAC System and two municipal solid waste compactors. Contractor agrees to operate the facility in accordance with the Site Operating Plan as well as the agreed upon Daily Standard Operating Procedures and any other procedures or guidelines developed jointly by the Contractor and UTMB.

1.2.2.    FIXED FACILITY MAINTENANCE AND USE FEES

1.2.2.1. Fixed Facility Maintenance and Use Fee. The Contractor will pay to UTMB a Fixed Facility Maintenance and Use Fee in the amount of $17,500 per month for the use and maintenance of one incinerator unit. This amount will increase by $12,000 annually each year of the contract according to the following table:

-------------------------------------------------------------------------------
Year 6          Year 7          Year 8          Year 9          Year 10
-------------------------------------------------------------------------------
$210,000        $222,000        $234,000        $246,000        $258,000
-------------------------------------------------------------------------------
$17,500 Monthly $18,500 Monthly $19,500 Monthly $20,500 Monthly $21,500 Monthly
-------------------------------------------------------------------------------

Inoperable Condition. In the event that the incinerator unit is inoperable and unable to process waste during the period of December 8, 2000 through July 15, 2001, the Fixed Facility Maintenance and Use Fee shall be adjusted on a pro rata basis and Contractor shall receive a credit of $583 per day. In order for Contractor to receive a credit, the following must occur: (1) the incinerator must be inoperable for a period of greater than ten (10) consecutive operating days, and (2) Contractor must not be responsible for causing the inoperable condition. The credit will be due for each consecutive inoperable day in excess of the 10 days and will be applied as a credit to the following month's Fixed Facility Maintenance and Use Fee. Should the period of inoperability exceed a total of 30 days from the first day of inoperability, the contractor shall receive an additional credit for the first ten days of five thousand eight hundred and thirty dollars ($5,830.00, or 10 days times $583 per day) thereby receiving credit for all of the first 30 days of incompatibility.

In the event that the incinerator unit is inoperable and unable to process waste during the earlier of either the period of July 16, 2001 through December 8, 2005, or the period the second incinerator unit is operational, the Fixed Facility Maintenance and Use Fee shall be adjusted on a pro rata basis and Contractor shall receive a credit of $583 per day. In order for Contractor to receive a credit, the following must occur: (1) the incinerator must be inoperable for a period of greater than four and one half (4 1/2) operating days in a single calendar month, and (2) Contractor must not be responsible for causing the inoperable condition. The credit will be due for each day in excess of the 4.5 inoperable days and will be applied as a credit to the following month's Fixed Facility Maintenance and Use Fee. Should the period of inoperability exceed a total of 30 days from the first day of inoperability, the contractor shall receive an additional credit for the 4.5 days of two thousand six hundred twenty three dollars and fifty cents ($2,623.50, or 4.5 days times $583 per day) thereby receiving credit for all 30 days of inoperability.

The amount of the daily credit will increase annually in accordance with the monthly Fixed Facility Maintenance and Use Fee, calculated as one-thirtieth (1/30) of the monthly amount. An "operating day" is defined as being the 24-hour period from 12 midnight to 12 midnight during which the incinerator was available to operate for any of the 24 hours during that period of time. "Available to operate" is defined as the incinerator unit is fired and at operating temperatures or in a stand-by (idle) mode and available to operate. In light of the additional work effort and expense incurred by the Contractor for processing waste during equipment downtime, for each 24-hour period beyond the above referenced 4.5 days that the incinerator unit is not operational in a single calendar month, provided Contractor was not responsible, the Contractor shall have the right to charge UTMB an additional $275.00 per day for UTMB's total amount of waste disposal during each of the additional days of inoperability. This charge is in addition to the specified gate rate per pound listed in Schedule C. This additional charge is not in effect during the first six months of the contract.

1.2.3     CAPITAL RENEWAL FEE

1.2.3.1 CAPITAL RENEWAL FEE. It is the intent of this section to define the mechanism by which UTMB will recover from the Contractor during the term of this Third Amendment the capital expense required to bring the facility into compliance with the new EPA / TNRCC air emission standards. The parties agree that the needed capital expenditures are estimated to be $1,200,000, divided into two phases of $650,000 and $550,000. It is expected that these capital expenditures will be completed in Years 6 and 7 of this renewal term respectively. The Contractor will pay to UTMB beginning on the eighth of each month in the first year of this Third Amendment an amount equal to $10,833.00 monthly. Beginning in the second year of this Third Amendment, Contractor will pay $22,291.66 monthly. This Capital Renewal Fee will be reviewed on the eighth of December of each year in the Third Amendment. The parties agree to adjust the estimated capital expenditures to the actual capital expenditures. The parties agree that any new capital expenditures not contemplated will be amortized over the remaining period of the Third Amendment.

(Example: Estimated first year expenditure = $650,000 / 60 months = $10,833.00 per month Capital Renewal Fee. Second Year Actual Capital expense in Year 2 =$550,000 plus the remaining un-amortized balance of year one of $520,000 = total amount to be amortize = $1,070,000 / 48 months = Capital Renewal Fee of $22,291.66)

Example Table

Capital Renewal Fee Annual Calculation

----------------------------------------------------------------------------------------------------------------
At start of:                      Year 6       Year 7      Year 8       Year 9       Year 10   Five Year Totals
----------------------------------------------------------------------------------------------------------------
Capital Year 6                    650,000         -           -            -            -         $650,000
----------------------------------------------------------------------------------------------------------------
Capital Year 7                                $550,000        -            -            -         $550,000
----------------------------------------------------------------------------------------------------------------
Actual Expense Prior Year           $0        $650,000    $450,000     $100,000         0        $1,200,000
----------------------------------------------------------------------------------------------------------------
Total Capital Expense TD                     $1,200,000  $1,100,000   $1,200,000   $1,200,000    $1,200,000
----------------------------------------------------------------------------------------------------------------
Less accumulated Capital
Renewal Fees Paid in
prior years                         $0        $130,000   $397,499.92  $631,666.66  $915,833.38   $1,200,000
----------------------------------------------------------------------------------------------------------------
Total Amount to be
Amortized                       $650,000.00  $1,070,000  $702,500.08  $568,333.40  $284,166.62       $0
----------------------------------------------------------------------------------------------------------------
Months Amortized                    60          48           36           24          12              -
----------------------------------------------------------------------------------------------------------------
Monthly Capital Renewal
Fee for Year                    $ 10,833.33  $22,291.66  $ 19,513.89  $ 23,680.56   $23,680.56        -
----------------------------------------------------------------------------------------------------------------

1.2.4     VARIABLE USE FEE

1.2.4.1 Contractor shall pay UTMB a Variable Use Fee of Five Thousands of One Dollar ($0.005) per pound for each pound of waste incinerated at the Facility per month. The Variable Use Fee will be due only for non-UTMB waste brought from off-site to be disposed at the Facility. This does include waste brought from UTMB designated accounts that originate off-site.

1.2.5 The Contractor will use commercially reasonable good faith efforts to actively market medical waste disposal services to non-UT System institution entities to be disposed at UTMB's incinerator facility for efficient utilization of the facility.

1.2.6 The Contractor will actively market to UT System institutions (UTMB's Designated Accounts) medical waste collection, packaging and transportation services for medical waste to be disposed at UTMB's incinerator facility.

1.2.7 The Contractor shall, at its own expense, be responsible for the proper disposal of medical waste and the transport thereof to an alternate site in the event UTMB's incinerator facility is not operable or the facilities capacity is exceeded for any reason.

1.2.8 The Contractor agrees to pay any fines or penalties that may be imposed for Contractor's failure to comply with the permit and to indemnify UTMB against any and all costs in this regard. Contractor shall immediately notify UTMB of any correspondence to or from any regulatory agency or a visit by any regulatory inspector and to cooperate with UTMB in connection with any permit amendment(s) UTMB, TNRCC, the EPA or any other regulatory agency may require. Any communications with regulatory agencies regarding the operating permit or the incineration facility shall originate from UTMB and be coordinated with UTMB's Office of Health and Safety Services.

1.2.9 Contractor shall be responsible for all its parking arrangements and expenses/costs thereof. UTMB will not provide any parking facilities to Contractor or its personnel. UTMB will assist in providing free and clear access to the facility for waste related commercial vehicles and maintenance equipment.

1.2.10 Contractor shall reimburse UTMB for all utility costs incurred by UTMB applicable to incinerator facility operations (excluding the Trans-Vac System and municipal solid waste compactors). UTMB will bill Contractor for utilities based on actual utilities consumed at the actual rate(s) in effect for each utility, respectively. UTMB agrees to bill the Contractor at the utility rates established for all UTMB entities by the Utility Service Account Business Plan as approved by the UTMB Vice President for Business and Administration. The Contractor shall receive a credit monthly for the value of the steam produced by the incinerator plant. The dollar value of this steam credit will be based on the current cost of the natural gas required in UTMB's Central Utility Plant to produce an equal volume of steam.

1.2.11 Contractor will be responsible for, at its expense: ash removal; testing and disposal; discharge water testing expenses, any damage caused by any fluid discharged or released at an abnormal pH concentration as it enters the drainage system; and compliance report fees; and on any cost associated with environmental cleanup or disposal related to materials associated with the incinerator facility operations (e.g., caustic solutions, process supply chemicals, and ash spillage).

1.2.12 Monthly payments of the Fixed Facility Maintenance and Use Fee and the Capital Renewal Fee are to be received by UTMB by the 10th day of the month following the month for which they are due. Contractor may request that their monthly payments to UTMB be applied as a credit against the Contractor's invoiced amount for Services received by UTMB.

1.3       PERSONNEL

1.3.1 The Contractor shall maintain a staff of properly trained and experienced personnel to ensure satisfactory performance under this Contract. If specific professional licenses are required to perform the services required, the Contractor will be responsible for ensuring personnel are in compliance. UTMB reserves the right to request the Contractor to remove any employee, not to be exercised unreasonably.

1.3.2 The Contractor shall designate a project coordinator who shall be responsible for the coordination and administration of UTMB's account. The project coordinator shall represent the Contractor in all matters pertaining to the Contract and have the authority to resolve any and all problems / issues which may arise.

1.3.3 It having been determined that the individuals named in the Contractor's proposal and/or such other individuals who are to be assigned to work under this Contract as a result of negotiations, are necessary for the successful performance of this Contract, the Contractor agrees that whenever for any reason, one or more of the aforementioned individuals are unavailable for performance under this Contract, the Contractor agrees to replace such individual(s) with an individual(s) of substantially equal abilities and qualifications, in this regard, the Contractor shall submit to the UTMB Coordinator in duplicate, a resume giving the full name, fide, qualifications, and experience, for all such successor personnel prior to assignment of such personnel to perform work under the Agreement, so that the UTMB Coordinator may decide whether or not such successor personnel meet the qualifications of the position, or whether or not they are qualified to perform work assigned, and advise the Contractor accordingly. If UTMB objects to any individual proposed to perform a particular service, then Contractor shall submit to the UTMB Coordinator, in the manner described above, the name(s) of other individuals for UTMB's consideration.

1.4       CONTRACT SECURITY

1.4.1 Contractor must continue to furnish to UTMB a bond of the type and in the amount specified below. Such bond to be in such form and with such surety as UTMB may approve. If any surety upon any bond furnished in connection with this Contract becomes insolvent, or otherwise not authorized to do business in this State, the Contractor shall promptly furnish equivalent security to protect the interests of the State of Texas in the prosecution of the work contemplated by this Contract.

1.4.1.1 Performance Bond: Contractor shall continue to provide a performance bond in the amount of $70,000 as required in the original Agreement and within 30 days of the signing of this Third Amendment, the contractor shall replace this performance bond with a performance bond in the amount of $200,000 conditioned upon the faithful performance of the Contract and must be in force at all times during the term of this agreement and any extensions.

1.4.1.2 Such Bond shall be executed by a corporate surety duly authorized to do business in the State of Texas, acceptable to UTMB, and on forms approved by the Attorney General of Texas.

1.4.1.3 If any surety upon any bond furnished in connection with the Contract becomes insolvent, or otherwise not authorized to do business in this State, the Contractor shall promptly furnish equivalent security to protect the interest of the State of Texas and of persons supplying labor, materials and/or equipment in the prosecution of the work contemplated by the Contract.

1.4.1.4 Each bond shall be accompanied by a valid Power-of-Attorney (issued by the surety company and attached, signed and sealed, with the corporate embossed seal, to the bond) authorizing the agent who signs the bond to commit company to the terms of the bond, and stating (on the face of the Power-of-Attorney) the limit, if any, in the total amount for which he is empowered to issue a single bond.

1.5       UTMB RESPONSIBILITIES

1.5.1 UTMB will maintain ownership of the incinerator facility and equipment, as well as all rights and privileges associated with TNRCC Permit No. MSW-2332.

1.5.2 UTMB's Facilities Operations and Management Department will be responsible for maintenance and repair of the incinerator facility and all equipment there in. This will include all cost for repairs of all incinerator process related equipment including but not limited to the kilns, boilers, water treatment system and collision scrubber systems, all electrical equipment and switchgear including the switchgear breaker boxes, exhaust stacks and flues, the caustic feed systems, the municipal water line including the equipment shutoff valve, interior and exterior building lighting, storm water drains from the roof, and boiler feed water line including the low water cut-off systems. In addition, UTMB will provide maintenance/repair services on building systems not associated with the incinerator equipment or associated equipment (A/C, Heat, Plumbing associated with bathrooms, offices, etc.) and building structure (wall, roof, floors - excluding painting of floors which will remain a contractor responsibility.) unless such repairs are the result of an act or omission (including negligence) of the Contractor. UTMB's Facilities Operations and Management Department will be responsible for all Routine Maintenance and/or Preventative Maintenance as required per the Site Operating Plan or Manufacturer's Specifications and all other repairs and maintenance, except as specified herein, will be performed by UTMB at its expense unless such repairs are the result of Contractor's negligence or misconduct or failure to properly operate the equipment, in which event Contractor will be responsible for the cost and will be billed directly with supporting documentation attached. All maintenance performed will be documented properly and reported on monthly

1.5.3.    Deleted

1.5.4. The University of Texas Facilities Operations and Management Department Steward has been designated as UTMB's Contract Manager and shall represent UTMB in all matters pertaining to the contract and is responsible for the overall administration of the Contract.

1.5.5 The UTMB Contract Manager shall decide all questions, which may arise pertaining to the Contractor's performance of services and fulfillment of Contractor's obligations and responsibilities under the Contract.

1.5.6. The UTMB Contract Manager may designate a project coordinator who shall be responsible for coordinating with Contractor's personnel and address day-to-day operational matters pertaining to the Contract and Incinerator facility operations.

1.6       FACILITY MODIFICATIONS, ENHANCEMENTS OR UPGRADES

1.6.1 UTMB will be responsible for any modifications, upgrades or enhancements to the facility as a result of a regulatory compliance requirement or recommendation, at its own expense and discretion. Such expense shall be added and included in the calculation of the Capital Renewal Fee in section
1.21 of this attachment and amortized over the remaining length of the contract. UTMB agrees to work cooperatively with EMSI on the design, scope and schedule of the work to be performed in the facility. It is mutually agreed that UTMB will have the final authority on all decisions related to any modifications, enhancements, or upgrades performed in and on the facility and equipment.

1.6.2 Contractor may, from time to time, during the term of the Contract recommend to UTMB enhancements or modifications to the incinerator facility, which will improve the facility's operational efficiency. UTMB will consider such recommendations on a case-by-case basis with payment thereof to be as mutually agreed upon in writing by UTMB and Contractor.

1.7       TRANSPORTATION

Each of UTMB's Designated Accounts, may at its option, assume responsibility for the packaging, handling and/or transport of the medical waste it generates and may at its sole discretion, contract for such services to third parties or perform such services itself. Contractor agrees to accept and dispose of the Designated Accounts medical waste at the contracted gate rate set forth in Attachment C or as negotiated individually with the Designated accounts. Such amount shall not to exceed the gate rate established in Schedule C for Designated Accounts.

1.8       DISPUTE RESOLUTION

If at any time there is a dispute between the parties regarding this Contract and the performance hereunder, the parties agree that they will within ten (10) days following mailing of written notice of a dispute, engage in good faith face-to-face negotiations in an attempt to resolve the dispute and shall, upon failing to negotiate resolution, choose a mutually agreeable third party neutral, who shall mediate the dispute between the parties. The mediator shall be a person qualified under the Texas Alternative Dispute Resolution Procedures Act and shall be appointed by a state district judge or the American Arbitration Association if the parties are unable to agree upon a qualified person. Mediation shall be non-binding and shall be confidential. The parties shall refrain from court proceedings during the mediation process insofar as it can do so without prejudicing its legal rights. The parties shall participate in good faith in accordance with the recommendations of the mediator and shall follow the procedures for mediation as suggested by the mediator. All expenses of mediation, except expenses of the individual parties, shall be shared equally by the parties. Each party shall be represented 'in the mediation by a person with authority to settle the dispute. If the parties are unable to resolve the dispute in mediation, then the parties shall resort to litigation in the District Court of Galveston County. In no case shall the provision of this paragraph delay any other time periods set forth in the Contract except by the written agreement of the parties

                                 ATTACHMENT C
                                 RATE SCHEDULE
                            DATED, DECEMBER 8, 2000


1.0 For waste disposal services furnished by contractor to UTMB, UTMB agrees to pay contractor as follows:

1.1 Gate Rate for UTMB and designated accounts waste disposal shall be based on a progressive rate schedule, outlined below, with the Gate Rate adjusted annually:

Progressive Rate Schedule - UTMB

----------------------------------------------------------------
Contract Year   Year 6     Year 7   Year 8    Year 9    Year 10
----------------------------------------------------------------
Cost of Waste   .225/lbs   .235     .245      .255      .265
Disposal per
Pound
----------------------------------------------------------------

Progressive Rate Schedule - Designated Accounts

Gate Rate for UTMB's Designated Accounts shall not exceed $0.265 per pound and may be individually negotiated between Contractor and each Designated Account.

1.2 Transport rate for UTMB from Huntsville, Texas shall not be greater than $2.00 per mile calculated on the round trip distance from the pickup site location to the UTMB incinerator facility. Each Designated Account shall have a transport rate not greater than $2.00 per mile calculated on the round trip distance from the pickup site location to the UTMB incinerator facility except in the event Contractor elects to negotiate lower rates with specific Designated Accounts.

1.3 All round trip distances used in section 1.2 above shall be based on the prevailing distance from the pick-up City to Galveston, Texas as published in the State of Texas General Services Commission Travel Reimbursement Guidelines. Any exceptions must be agreed to in writing by UTMB.

1.4 Supplies (boxes and bags) furnished by Contractor upon request of UTMB or its designated accounts will be billed at $1.50 each.

1.5 Any waste furnished to Contractor for transport by Designated Accounts in a damaged condition requiring repackaging to meet applicable regulation will be charged at $30.00 per box plus appropriate gate rate and transportation charges.

1.6 Contractor agrees to provide medical waste pick-up and disposal services for any of the off-site UTMB owned and operated Clinics or facilities at a rate not to exceed Eighteen and 50/100ths Dollars ($18.50) per box. Such price is all-inclusive and includes all box and plastic liner costs and transportation costs to the disposal facility.

NOTES:
A) The above rates shall apply to all UTMB Designated Accounts who have contracted through UTMB.

B) Contractor to submit invoice by the tenth day of the month following services and UTMB shall make payment, net thirty (30) days upon UTMB's receipt of an acceptable and itemized invoice with appropriate supporting documentation from Contractor. The invoice must reference UTMB's contract number.

C) No other price adjustments will be allowed other than the annual increase in Gate Rate as listed above.